Third Quarter 2022 Investor Briefing Third Quarter 2022 Investor Briefing November 30, 2022

Third Quarter 2022 Investor Briefing Notice to Recipients Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe” or “OPC”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward- looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, filed with the Securities and Exchange Commission on November 10, 2022, and “RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on March 28, 2022. This electronic presentation is provided as of November 30, 2022. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2

Third Quarter 2022 Investor Briefing ‣ Vogtle 3 & 4 Update ‣ Operations Update ‣ Planned Acquisition ‣ Oglethorpe’s 2022 ESG Report ‣ Financial and Liquidity Update Presenters and Agenda Betsy Higgins Executive Vice President and Chief Financial Officer Mike Smith President and Chief Executive Officer 3 David Sorrick Executive Vice President and Chief Operating Officer

Third Quarter 2022 Investor Briefing Vogtle 3&4 – Construction Overview 4 ‣ Oglethorpe is currently a 30% co-owner of the two new nuclear units under construction at Plant Vogtle. ‣ When these two units are complete, Plant Vogtle will be the largest producer of emission-free energy in the country. ‣ On October 17, 2022, Vogtle Unit 3 successfully loaded the last of the 157 fuel assemblies into the reactor vessel.

Third Quarter 2022 Investor Briefing Vogtle 3&4 – Construction Overview 5 Unit 3 ‣ The next significant milestone for Unit 3 is initial criticality. ‣ Georgia Power projects an in-service date by the end of Q1 2023. ‣ Our budget assumes March 2023. Unit 4 ‣ The next significant milestone for Unit 4 is Cold Hydrostatic Testing. ‣ Current challenges include the pace and quality of electrical installation; availability of craft and supervisory resources; the pace of work package closures and system turnovers; and the timeframe and duration of hot functional and other testing. ‣ Georgia Power projects an in-service date by the end of Q4 2023. ‣ Given the remaining work and potential risks associated with completing the remaining work, we have updated our budget to reflect an in-service date that is one quarter later in March 2024.

Third Quarter 2022 Investor Briefing Vogtle 3&4 – Freeze Option 6 ‣ On June 17, 2022 we notified Georgia Power of our election to exercise the tender option and cap our capital costs in exchange for a proportionate reduction of our 30% interest in the two new units. (The City of Dalton exercised its tender option on July 26, 2022.) ‣ Based on the current project budget, our schedule assumptions, and our interpretation of the Global Amendments, we expect to transfer approximately 50 MW out of 660 MW to Georgia Power. ‣ Our resulting ownership share will decline from 30% to approximately 28%. ‣ We estimate that we will avoid incurring approximately $500 million in construction costs associated with the project. ‣ If the total project budget exceeds our current assumptions, our ownership share and MW would be further reduced. ‣ We and MEAG filed separate lawsuits against Georgia Power seeking to enforce the terms of the Global Amendments. ‣ MEAG and Georgia Power announced a settlement of their claims against one another on September 29th. Oglethorpe’s lawsuit against Georgia Power seeking to enforce the terms of the agreement remains pending. The City of Dalton has intervened in Oglethorpe’s case, with the same view as Oglethorpe of the Global Amendments. ‣ Georgia Power’s answer to Oglethorpe’s lawsuit included a counterclaim against us.

Third Quarter 2022 Investor Briefing Vogtle 3&4 – Project Budget 7 ‣ Oglethorpe’s current budget for its interest in Vogtle 3&4 is $8.1 billion, which includes a separate Oglethorpe-level contingency. This budget reflects our June 17, 2022 exercise of the tender option per the Global Amendments to the Joint Ownership Agreements. ‣ Based on the current project budget and schedule and our interpretation of the Global Amendments we would transfer approximately 50 megawatts, out of 660 megawatts, to Georgia Power. Our resulting ownership share would decline from 30% to approximately 28%. ‣ This budget is based on commercial operation dates of March 2023 and March 2024 for Unit 3 and Unit 4, respectively. (in millions) Project Budget (Tender) Actual Costs at September 30, 2022 Construction Costs (a) $6,025 $6,000 Financing Costs 1,974 1,695 Subtotal $7,999 $7,695 Deferred Training Costs 49 46 Total Project Costs before Contingency $8,048 $7,741 Oglethorpe-Level Contingency $52 — Total Contingency $52 — Totals $8,100 $7,741 (a) Construction costs are net of $1.1 billion Oglethorpe received from Toshiba Corporation under a Guarantee Settlement Agreement and $99 million in cost sharing benefits associated with the Global Amendments to the Joint Ownership Agreements.

Third Quarter 2022 Investor Briefing Co-Owner Cost Sharing Agreement – Projected Timing of Triggers 8 Time Now Notes: Amounts shown represent 100% ownership Vogtle 3&4 shareable capital project budget. Exercised Freeze Option $14,000.00 $15,000.00 $16,000.00 $17,000.00 $18,000.00 $19,000.00 $20,000.00 $21,000.00 $ m ill io ns Actual Project Spending Forecasted Project Spending VCM 19 Baseline - $17.1 B - Max $44 M in potential savings to OPC - Max $55 M in potential savings to OPC Band 2 - ($800 M) Band 3 - ($800 M) Band 4 - ($500 M) No change to Cost sharing (45.7/30.0/22.7/1.6) (55.7/24.5/18.5/1.3) (65.7/19.0/14.3/1.0) (GPC/OPC/MEAG/Dalton) Crossed into cost sharing in March 2022 Projected to cross “freeze option” band in Q4 2022. Assumed U3 COD

Third Quarter 2022 Investor Briefing Vogtle 3&4 Budget (Freeze vs No Freeze) 9 Note – includes benefits from cost sharing ($99 million). (Left Axis) (Left Axis) (Left Axis) (Right Axis) (Right Axis) 0 100 200 300 400 500 600 700 $6,000 $7,000 $8,000 $9,000 $10,000 $11,000 19 ,2 00 19 ,3 00 19 ,4 00 19 ,5 00 19 ,6 00 19 ,7 00 19 ,8 00 19 ,9 00 20 ,0 00 20 ,1 00 20 ,2 00 20 ,3 00 20 ,4 00 20 ,5 00 20 ,6 00 20 ,7 00 20 ,8 00 20 ,9 00 21 ,0 00 21 ,1 00 21 ,2 00 21 ,3 00 21 ,4 00 21 ,5 00 21 ,6 00 21 ,7 00 21 ,8 00 21 ,9 00 22 ,0 00 22 ,1 00 22 ,2 00 22 ,3 00 22 ,4 00 22 ,5 00 22 ,6 00 M W $ m ill io ns ($ millions) - Shared Construction Project Costs (100%) Potential Savings Project Cost (No Freeze) Project cost (Freeze) MW (No Freeze) MW (Freeze) U3: March 2023 U4: March 2024 U3: September 2023 U4: September 2024 U3: December 2023 U4: December 2024 U3: September 2022 U4: June 2023 15% of MWs lost (-99.2 MW) Savings: $1,064 million 8.0% of MWs lost (-52.6 MW) Savings: $500 million 13.1% of MWs lost (-86.5 MW) Savings: $903 million Cu rr en t B ud ge t ( $8 .1 B ; $ 8. 6 B) 11.1% of MWs lost (-73.2 MW) Savings: $738 million U3: March 2023 U4: December 2023 3.5% of MWs lost (-23.1 MW) Savings: $213 million U3: June 2023 U4: June 2024

Third Quarter 2022 Investor Briefing Wansley Early Retirement ‣ Plant Wansley was retired August 2022. ‣ Plant Wansley consists of two ~850 MW coal units and one ~50 MW oil CT (which was rarely run). ‣ Wansley’s two coal units were completed in 1976 and 1978. ‣ Oglethorpe is a 30% owner; Georgia Power (operator) owns 53.5%, MEAG owns 15.1%, and Dalton owns 1.4%. ‣ Oglethorpe’s 2022 capacity at Plant Wansley is ~523 MW of coal and ~15 MW of the oil CT. ‣ Due to very low gas prices, Wansley’s dispatch price had not been competitive. ‣ Wansley’s capacity factor for the last several years has averaged below 10%; Wansley ran only for testing in 2020. ‣ The retirement was supported by all co-owners. ‣ Oglethorpe has recorded a regulatory asset of approximately $368 million, representing both our remaining investment in Wansley and our decommissioning costs (excluding ash ponds). This will be amortized / collected in rates through 2040. 10

Third Quarter 2022 Investor Briefing Oglethorpe’s Diversified Power Supply Portfolio (a) Capacity and energy include Oglethorpe and Smarr EMC resources. Oglethorpe and Smarr EMC capacity reflects summer reserve planning capacity. (b) Plant Wansley, which is included in the 2022 capacity total, constituted 523 MW of Oglethorpe’s generation capacity, and was retired in August 2022. 2022 Capacity (MW) (a)(b) 8,360 MW 11 2022 Energy (MWh) (a) (October 2021– September 2022) (b) Member and Non-Member Sales 30.6 Million MWh Member Sales 28.6 Million MWh 57% 15% 12% 6% 10% 52%35% 7% 2% 4 55%33% 6% 2% 4%

Third Quarter 2022 Investor Briefing - 2,000 4,000 6,000 8,000 10,000 12,000 2016 2017 2018 2019 2020 2021 2022 Winter Peak Summer Peak 2016 2017 2018 2019 2020 2021 2022 (Millions MWh) Members’ Historical Load 12 Member Demand Requirements Member Energy Requirements Percent Change 3.5% (MW) Percent Change in Overall Peak 2.6% Highest Summer/Overall Peak (2022) = 10,018 MW Highest Winter Peak (2014) = 9,354 MW Summer Peak (2022 YTD) = 10,018 MW Winter Peak (2022 YTD) = 8,026 MW -5.2% -4.5% 1.6% 6.0% 0.5% 7.0% -0.1% -2.9% 1.3% -2.0% Projected 2022 YTD as of October 31, 2022. YTD 7.9% 7.3% 2016 2017 2018 2019 2020 2021 2022 Days ≥ 90o 88 38 65 90 38 21 40 Days ≥ 95o 22 0 2 33 3 0 8 Days ≥ 100o 1 0 0 0 0 0 0 Low ≤ 25o 5 3 10 3 5 2 0

Third Quarter 2022 Investor Briefing 0% 25% 50% 75% 100% Hatch Vogtle Scherer Wansley Chatt Smith Effingham Doyle Hawk Road Hartwell Talbot Rocky Mountain 2021 2022 Third Quarter YTD Capacity Factor Comparison Nuclear Coal Gas - CC Gas - CT Pumped Storage Hydro 13 (a) Plant Wansley was retired in August. (a)

Third Quarter 2022 Investor Briefing Planned Acquisition – Washington County Power Units 2 & 3 14 ‣ On October 24, 2022, we entered into an agreement to acquire ~322 MW of Combustion Turbine (includes evaporative coolers in 2024). • Acquiring two of the four units at the site. ‣ Owner: Gulf Pacific Power, LLC an investment fund managed by Harbert Management Corporation. ‣ Operator: Cogentrix ‣ Commercial Operation Date: 2003 ‣ Closing is anticipated in December 2022 ‣ Under tolling agreement with GPC through May 2024 ‣ Dual Fuel conversion anticipated in 2025/2026 ‣ Oglethorpe will fund the acquisition with available liquidity including commercial paper and its credit facilities. ‣ Acquisition remains subject to customary closing conditions, including regulatory approvals. ‣ Oglethorpe will submit an RUS loan request to permanently finance the acquisition, and likely the dual fuel conversion cost.

Third Quarter 2022 Investor Briefing Oglethorpe’s 2022 ESG Report – Overview 15 ‣ In September, we published our second annual ESG report. We plan to update our ESG report in Q3 of each year. ‣ The report outlines how Oglethorpe and its Members have been working towards a sustainable and cleaner energy path for many years. ‣ Oglethorpe, its Members, and the related companies, Green Power EMC and Smarr EMC, work together to provide cleaner energy for our Members. • Green Power EMC is owned by each of Oglethorpe’s Members and obtains green power from facilities across Georgia. • Green Power’s and our Members’ renewable capacity, currently at 1,500 MW is growing to over 2,100 MW by summer 2025. Oglethorpe provides management, staffing and various contractual services to Green Power EMC. • Oglethorpe schedules power from the Southeastern Power Administration (SEPA) for our Members. SEPA provides more than 500 MW of hydroelectric power to 33 of our Members through power purchase agreements. ‣ Oglethorpe also fosters a diverse workforce and is active in the communities it serves. ‣ Oglethorpe, as a cooperative, is governed under a democratic model, with leadership elected from within the communities our Members serve. ‣ Our ESG report along with a Qualitative and Quantitative EEI ESG/Sustainability Report is available on our website (www.opc.com).

Third Quarter 2022 Investor Briefing Members’ Energy Suppliers 16 Oglethorpe (gas, nuclear, coal, hydro generation): 62.3% Smarr EMC (gas CT generation): 1.3% Green Power EMC (renewables purchases): 2.2% Southeastern Power Administration (hydro purchases): 1.9% Supplemental Contracts (various 3rd party purchases): 32.3% Our Members’ requirements are met through several power supply sources. Oglethorpe’s resources are the largest contributor, but we are not the all-requirements supplier for any of our Members.

Third Quarter 2022 Investor Briefing Oglethorpe and its Members Are Making Significant Investments in Zero Emissions Generation 17 Approximately 30% of Oglethorpe’s Member requirements are supplied by emission-free generation. When Vogtle 3&4 come online, our Members’ emission-free generation will increase to more than 40%.

Third Quarter 2022 Investor Briefing 18 Oglethorpe’s Investments are Driving a Significant Decline in CO2 Emissions Rates Oglethorpe’s investment in Vogtle nuclear units 3 and 4 will help drive the projected carbon emission rate down by more than 55% in 2025 compared to 2005. We project that coal will account for less than 5% of our diverse portfolio in 2025, down from 51% in 2005. Includes Smarr EMC and Green Power EMC. Output from pumped-storage hydro is excluded. Includes Smarr EMC and Green Power EMC. Output from pumped-storage hydro is excluded.

Third Quarter 2022 Investor Briefing Our Members Are Growing Their Renewable Energy Portfolio Significantly 19 Note: Includes Green Power EMC resources as well as Members’ independent resources.

Third Quarter 2022 Investor Briefing 1.12 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 $26.4 $33.7 $37.7 $39.3 $41.5 $46.6 $48.3 $50.3 $51.3 $51.2 $52.6 $54.1 $56.0 $61.5 $0.0 $20.0 $40.0 $60.0 1.05 1.10 1.15 1.20 1.25 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Ne t M ar gi n (M M ) M FI C ov er ag e Rate Structure Assures Recovery of All Costs + Margin • Formulary Rate under Wholesale Power Contract • Minimum MFI ratio requirement of 1.10x under First Mortgage Indenture Expense Type Components Recovery Timeframe Variable Fuel, Variable O&M 30 – 60 days Fixed Margin, Interest, Depreciation, Fixed O&M, A&G • Billed on levelized annual budget • Trued up to actuals at year end • Oglethorpe budgets conservatively Key Points: • Cost inputs not subject to any regulatory approvals. • Formula changes subject to RUS & DOE approval, but are infrequent. • Prior period adjustment mechanism covers any year-end shortfall below the required 1.10 MFI ratio (board approval not required; to date, has never needed to be used). Margin Coverage 20 Budget

Income Statement Excerpts

($ in thousands)	Nine Months Ended September 30, 2022	2021	9/30/2022-9/30/2021 % Change	Year Ended December 31, 2021	2020	2019
Statement of Revenues and Expenses:						
Operating Revenues:						
Sales to Members - Capacity	$728,992	$716,303	1.8%	$946,662	$971,071	$942,057
Sales to Members - Energy	794,369	455,130	74.5%	610,447	405,939	487,795
Total Sales to Members	$1,523,361	$1,171,433	30.0%	$1,557,109	$1,377,010	$1,429,852
Sales to non-Members	134,474	23,847	463.9%	47,754	608	440
Operating Expenses:	1,481,168	1,031,647	43.6%	1,410,482	1,159,909	1,213,083
Other Income	49,272	41,353	19.1%	71,254	50,695	64,189
Net Interest Charges	153,695	156,976	-2.1%	207,854	212,509	226,937
Net Margin	$72,244	$48,010	50.5%	$57,781	$55,895	$54,461
Margins for Interest Ratio[(a)]	1.14	1.14		1.14	1.14	1.14
Sales to Members						
Energy Cost (cents/kWh)	3.96	2.43	63.0%	2.47	1.83	2.10
Average Power Cost (cents/kWh)	7.60	6.26	21.4%	6.30	6.21	6.16
Sales to Members (MWh)	20,053,117	18,727,189	7.1%	24,727,585	22,187,311	23,225,861

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14 each year, starting in 2010, above the minimum 1.10 ratio required by the Indenture, and the 2023 budget also includes a 1.14 Margins for Interest ratio. Oglethorpe's Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10.

Third Quarter 2022 Investor Briefing

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Third Quarter 2022 Investor Briefing Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in three credit agreements that currently requires a minimum total patronage capital of $750 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. 22 September 30, December 31, ($ in thousands) 2022 2021 2020 Balance Sheet Data: Assets: Electric Plant: Net Plant in Service $4,341,207 $4,602,668 $4,728,550 CWIP 7,457,488 6,779,392 5,783,579 Nuclear Fuel 382,933 375,267 358,728 Total Electric Plant $12,181,628 $11,757,327 $10,870,857 Total Investments and Funds 1,243,289 1,552,808 1,526,880 Total Current Assets 1,372,484 1,308,050 1,053,091 Total Deferred Charges 1,470,027 1,088,841 789,328 Total Assets $16,267,428 $15,707,026 $14,240,156 Capitalization: Patronage Capital and Membership Fees $1,202,667 $1,130,423 $1,072,642 Long-term Debt and Finance Leases 11,063,079 10,590,784 10,367,261 Other 28,449 27,701 26,861 Total Capitalization $12,294,195 $11,748,908 $11,466,764 Total Current Liabilities 1,641,792 1,718,008 941,830 Total Deferred Credits and Other Liabilities 2,331,441 2,240,110 1,831,562 Total Equity and Liabilities $16,267,428 $15,707,026 $14,240,156 Total Capitalization $12,294,195 $11,748,908 $11,466,764 Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt 115,194 111,909 119,565 Plus: Long-term Debt and Finance Leases due within one year 243,585 281,238 208,649 Total Long-Term Debt and Equities $12,652,974 $12,142,055 $11,794,978 Equity Ratio(a) 9.5% 9.3% 9.1%

Third Quarter 2022 Investor Briefing Total amount outstanding under all RUS Guaranteed Loans is $2.8 billion, with an average interest rate of 3.404% RUS Guaranteed Loans(a) (a) RUS-guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.125%. 23 RUS Loan Summary as of November 30, 2022 Purpose/Use of Proceeds Approved Advanced Remaining Amount Approved Loans General & Environmental Improvements $630,342,000 $365,596,589 $264,745,411 Effingham Acquisition $234,681,000 $234,681,000 $0 $865,023,000 $600,277,589 $264,745,411

Third Quarter 2022 Investor Briefing ‣ Oglethorpe has loan agreements with DOE for $4.68 billion of eligible project costs. ‣ We typically advance under this loan twice a year. In June 2022, we received a $168 million advance and we anticipate receiving the next (and final) advance in December 2022. DOE Loan Summary as of November 30, 2022 DOE Guaranteed Loans(a) Average interest rate on the outstanding balance under these loans is 2.846%. (a) DOE-guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.375%. (b) Includes accrued capitalized interest being financed with the 2014 DOE-guaranteed loan, which was available to be advanced through November 20, 2019. Approximately $44 million of this loan was not advanced due to timing and lower than expected interest rates. (c) We began principal repayments of our DOE-guaranteed loans in February 2020, in accordance with the promissory notes. If we fully advance these loans, we expect to repay a total of approximately $486 million in principal on these loans by March 2024 and plan to refinance this with taxable bonds. To date, we have repaid $307.6 million under these loans. 24 Purpose/Use of Proceeds Approved Advanced Outstanding(c) Remaining Availability Vogtle Units 3 & 4 2014 Loan (b) $3,057,069,461 $3,013,348,382 $2,796,428,050 $0 2019 Loan 1,619,679,706 1,262,000,000 1,171,287,440 357,679,706 $4,676,749,167 $4,275,348,382 $3,967,715,490 $357,679,706

Third Quarter 2022 Investor Briefing $1,810 $1,095 $715 $825 $1,541 $0 $500 $1,000 $1,500 $2,000 Total Credit Facilities Less Borrowings Available Credit Facilities Capacity Cash Total Liquidity $ M ill io ns Oglethorpe’s Available Liquidity As of November 25, 2022 Borrowings Detail $3 million – Outstanding Letters of Credit for Operational Needs $31 million – CP for Vogtle Hedging $344 million – CP for Vogtle DOE Loan Payments $214 million – CP for Effingham Interim Financing(a) $503 million – CP for Vogtle Interim Financing Represents 395 days of liquidity on hand (excluding Cushion of Credit) (a) A portion of the original $235 million CP that was issued to provide interim financing for Effingham was repaid after Oglethorpe received its RUS loan advance on 11/23 and the remaining RUS loan proceeds are included in “Cash” and will be used to redeem the remaining CP for Effingham by the close of business on 11/30/2022. (b) In addition, as of November 25, Oglethorpe had $73 million on deposit in the RUS Cushion of Credit Account. The RUS Cushion of Credit Account is designated as restricted investments and can only be used to pay debt service on RUS guaranteed loans. (b) 25

Third Quarter 2022 Investor Briefing Recent and Upcoming Financial Activity Completed in 2022 April $500 Million first mortgage bond issuance for Vogtle 3&4 June $168 Million DOE advance for Vogtle 3&4 September Remarketing of $92 million of Burke Series 2017 A&B Pollution Control Bonds directly placed with RBC Early retirement of $31 million of Monroe and Heard Series 2017A Pollution Control Bonds November $235 Million RUS advance for long-term financing of Effingham Upcoming in 2022 December $358 Million DOE advance for Vogtle 3&4 Upcoming in Q1 2023 February Remarketing of $100 Million Burke Series 2017F Pollution Control Bonds 26

Third Quarter 2022 Investor Briefing Vogtle 3&4 Interest Rate Hedging - CP, $31 DOE - Vogtle 3&4 P&I - CP, $449 Effingham Acquisition & Deferral - CP, $239 Vogtle 3 & 4 Interim Financing - CP, $287 $- $20 $40 $60 $80 Ja n Fe b M ar Ap r M ay Ju n Ju l Au g Se p Oc t No v De c M illi on s Actual Budget $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 $10 $11 $12 $13 YE 2021 9/30/2022 $4.60 $4.34 $0.38 $0.38 $6.78 $7.46 (B illi on s) Construction Work in Progress Nuclear Fuel Electric Plant in Service Total Assets ($ Millions) $15,707 $16,267 $1,210 $ 1,210 $1,810 $1,810 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 Ja n Fe b M ar A pr M ay Ju n Ju l A ug S ep O ct N ov D ec B or ro w in gs ( M il) Cash Borrowings CP Availability Total Available Lines of Credit Ca sh B al an ce s (M il) Net Margin Liquidity Wholesale Power CostInterim CP Financing Balance Sheet Electric Plant Average Cost of Funds: 3.40% ($ in millions) Secured LT Debt (9.30.22): $11.4 billion Weighted Average Cost: 3.76% 2022 October 31, 2022 2022 Cost of Power Sales to Members (excluding Rate Management Program). Additional Member Collections for Expensing of IDC Rate Management Program. 2022 2022 Secured Long Term Debt 27 1.14 MFI ratio 4.0 4.5 5.0 5.5 6.0 6.5 7.0 7.5 8.0 Budget YTD Actual YTD 6.20 7.52 6.30 7.60 ¢/ kW h $(300) $(100) $100 $300 $500 DOE Tax-Ex RUS Taxable $526 $317 $500 $126 $31 $160 ($ Millions) Actual Issuance Forecasted Issuance Actual Repayment Forecasted Repayment Actual Forecast

Third Quarter 2022 Investor Briefing • A link to this presentation will be posted on Oglethorpe’s website www.opc.com. • Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. • Oglethorpe’s ESG Report along with its qualitative and quantitative EEI ESG/Sustainability Reports are available on its website. • Member information is filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) • For additional information please contact: Additional Information 28 Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Joe Rick Director, Capital Markets and Investor Relations joe.rick@opc.com 770-270-7240 Cheri Garing Vice President, Planning cheri.garing@opc.com 770-270-7204 Media Contact Name Title Email Address Phone Number Blair Romero Corporate Communications Manager blair.romero@opc.com 770-270-7290